UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2006

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements and Related Audit Report or Completed Interim Review.

On May 11, 2006, Community Bancshares, Inc. (the “Company”) determined that it will amend its 2005 Annual Report on Form 10K as a result of its conclusion that its deferred income tax assets were overstated by the amount of the tax refunds received as a result of the Company’s net operating losses that generated the deferred tax assets. The Company will amend the 2005 Form 10K to reflect a prior period adjustment to the Company’s equity balance as of December 31, 2002 and to reflect a restatement of the financial results reported for the quarter and year ended December 31, 2004 as well as the resulting effects on the consolidated balance sheet and consolidated statement of stockholders’ equity for the year ended December 31, 2005.

During April 2006, the Company became aware of a possible error in its deferred tax calculation. Following a thorough review of the calculation and based on discussions between the Company’s officers and its independent accountants in consultation with the Company’s Audit Committee, the Company’s officers determined on May 11, 2006 that the Company’s deferred income tax assets as previously reported were indeed overstated and that its 2005 Form 10-K should be amended to correct the overstatement. The error did not affect cash flows from operations.

The following table reflects a prior period adjustment necessary to correct the ending balance of the Company’s accumulated earnings (deficit) and total stockholders’ equity as of December 31, 2002 and 2003. Stockholders’ equity at December 31, 2003 was affected only by the same prior period adjustment to 2002.

	Accumulated Earnings (Deficit)	Total Stockholders’ Equity
	(in thousands)
Balance at December 31, 2002, before prior period adjustment	$11,024	$40,311
Prior period adjustment	(643)	(643)

Balance at December 31, 2002, as restated	$10,381	$39,668

Balance at December 31, 2003, as restated	$(2,719)	$34,676)

The next table reflects the previously reported amounts and the restated results by financial statement line item for the consolidated statements of operations for the quarter and year ended December 31, 2004.

Consolidated Statements of Operations:

	For the quarter ended December 31, 2004		For the year ended December 31, 2004
	As Previously Reported	As Restated	As Previously Reported	As Restated
	(in thousands)
Income taxes	$295	$(246)	$238	$(303)
Net income (loss)	(239)	(780)	4	(537)
Net income (loss) per share:
Basic	(0.03)	(0.09)	—	(0.06)
Diluted	(0.03)	(0.09)	—	(0.06)

The table below reflects the previously reported amounts and the restated results by financial statement line item for the consolidated balance sheets and the consolidated statements of stockholders’ equity as of and for the years ended December 31, 2004 and 2005. Restated amounts include both the prior period adjustment for 2002 as well as the change in net income for 2004 both described above.

Consolidated Balance Sheet:

	As of December 31,
	2004		2005
	As Previously Reported	As Restated	As Previously Reported	As Restated
	(in thousands)
Deferred income tax assets	$14,005	$12,758	$14,554	$13,370
Other assets	3,799	3,862	2,871	2,871
Total assets	553,539	552,355	572,468	571,284
Accumulated deficit	(2,072)	(3,256)	(423)	(1,607)
Total stockholders’ equity	42,704	41,520	44,333	43,149

Consolidated Statements of Equity:

	For the years ended December 31,
	2004		2005
	As Previously Reported	As Restated	As Previously Reported	As Restated
	(in thousands)
Increase (decrease)
Attributable to net income (loss)	$4	$(537)	$1,649	$1,649
Balance end of period	42,704	41,520	44,333	43,149

Also, on January 11, 2006, the Company sold its largest piece of other real estate owned for $9.8 million, or $8.7 million, net of commissions and other costs. The Company received $0.5 million in cash and financed $9.3 million of the purchase price. The Company had carried the property at $5.8 million. The loan, which is secured by a first mortgage on the property, bears interest at an adjustable rate equal to the prime rate of interest less 1%. Principal and interest are payable at maturity on December 15, 2006. Upon the sale of the property, the Company originally reported, based upon the information at that time and after consulting with all relevant parties that it intended to record a gain on sale of this property of $2.3 million in the first quarter and to defer the remaining gain of $0.6 million until the loan’s maturity. During negotiations regarding the merger of the Company with The Banc Corporation and upon further review of current circumstances, the Company reevaluated its position on recognizing a gain on sale in the period ended March 31, 2006. Since the loan requires no principal or interest payments until maturity on December 15, 2006, the Company has decided to defer the gain on sale until the loan is either paid off or is refinanced as an amortizing loan with additional principal paid at refinancing. As a result, the Company recorded a deferred gain during the quarter ended March 31, 2006 in the amount of $2.9 million which will be included in other liabilities in the Company’s Consolidated Balance Sheet as of March 31, 2006.

Our financial statements as filed in our 2005 Annual Report on Form 10-K should not be relied upon until restated.

Cautionary Notice Regarding Forward-Looking Statements

This Report includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements related to the Company’s expectations regarding the unaudited estimated effects of the restatement upon the Company’s financial condition, earnings, cash flows and shareholders’ equity, the timing of the filing of restated financial statements by the Company and other factors and other information discussed in any of the Company’s current, periodic and other reports and documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date hereof, and the Company does not undertake, and expressly disclaims, any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and President

Date: May 16, 2006